                                                                    EXHIBIT 10.1

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT ("Agreement") is made as of the 30th day of March, 2001 (the "Effective Date") among HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation (the "Borrower"), HORIZON ACQUISITION CORP., STRATO/INFUSAID, INC. and STEPIC CORPORATION (collectively the "Guarantors"), the Lender signatory to the Credit Agreement referred to below (the "Lender"), and BANK OF AMERICA, N.A., successor to BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, formerly known as NationsCredit Commercial Corporation, as Agent for the Lender (the "Agent")(Lender and Agent are at times hereinafter collectively referred to as "Lender").

                                    RECITALS:

         A. Lender has made a loan to Borrower (the "Loan") evidenced by Revolving Credit Note in the original principal amount of $50,000,000.00 from Borrower to Lender dated May 26, 1998 (the "Note").

         B. The obligation of the parties under the Loan are governed by, in part, that certain Amended and Restated Credit Agreement, dated as of May 26, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 11, 1998, and the Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of March 31, 1999 and the Third Amendment to the Amended and Restated Credit Agreement and Waiver dated March 29, 2000 and the Fourth Amendment to the Amended and Restated Credit Agreement and Waiver dated June 6, 2000 and the Fifth Amendment to the Amended and Restated Credit Agreement and Waiver dated August 14, 2000 (the "Credit Agreement"; capitalized terms used in this Agreement and not otherwise defined herein have the meanings given in the Credit Agreement).

         C. The Guarantors executed and delivered to the Lender that certain Subsidiary Guaranty Agreement dated as of July 15, 1997 from Horizon Acquisition Corp. and Strato/Infusaid, Inc., as joined by Stepic Corporation on October 15, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty") pursuant to which each of the Guarantors, jointly and severally, unconditionally guaranteed the Note and all of the obligations under the Credit Agreement.

         D. The Loan is secured by that certain Security Agreement, dated as of July 15, 1997, between Borrower and Lender, as amended by that certain First Amendment to Security Agreement, dated May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Security Agreement").

         E. The Loan is further secured by that certain Subsidiary Security Agreement, dated as of July 15, 1997, as amended by that certain First Amendment to Subsidiary Security Agreement, Joinder Agreement and First Amendment to Subsidiary Guaranty Agreement, dated as of May 26, 1998, by and among Horizon Acquisition Corp., Strato/Infusaid, Inc. and Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Subsidiary Security Agreement").

         F. The Loan is further secured by that certain Trademark Security Agreement from Borrower to Agent, dated as of May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Trademark Security Agreement").

         G. The Loan is further secured by that certain Trademark Security Agreement between Horizon Acquisition Corp. and Agent, dated as of May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Horizon Trademark Security Agreement").

         H. The Loan is further secured by that certain Trademark Security Agreement between Strato/Infusaid, Inc. and Agent, dated as of May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Strato Trademark Security Agreement").

         I. The Loan is further secured by that certain Patent Collateral Assignment Agreement between Borrower and Agent, dated as of May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Patent Assignment").

         J. The Loan is further secured by that certain Patent Collateral Assignment Agreement between Strato/Infusaid, Inc. and Agent, dated as of May 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Strato Patent Assignment").

         K. The Borrower executed and delivered that certain Note dated June 6, 2000 from Borrower to Lender for the Bridge Loan (the "Bridge Loan") in the original principal amount of $900,000.00 (the "Bridge Note").

         L. Hunt Family Investments, L.L.L.P. ("Hunt L.L.L.P.") and Marshall B. Hunt ("Hunt") executed and delivered to Borrower a Promissory Note dated June 6, 2000 in the original principal amount of $900,000.00 which was endorsed to Lender (the "Hunt Note").

         M. Hunt L.L.L.P. and Hunt executed and delivered to Borrower a Loan Agreement dated June 6, 2000 for a loan (the "Hunt Loan") which was assigned to Lender (the "Hunt Loan Agreement").

         N. The Hunt Loan is secured by that certain Pledge Agreement, dated June 6, 2000, between Hunt, as pledgor, and Horizon Medical Products, Inc., as pledgee, covering 1,889,733 shares of Horizon Medical Products, Inc. common stock.

         O. The Hunt Loan is further secured by that certain Pledge Agreement, dated June 6, 2000, between Hunt L.L.L.P., as pledgor, and Horizon Medical Products, Inc., as pledgee, covering 924,210 shares of Horizon Medical Products, Inc. common stock.

         P. The Bridge Loan is secured by that certain Pledge and Assignment of Note and Collateral Agreement, dated June 6, 2000, by and between Horizon Medical Products, Inc. and Lender (the "Hunt Assignment").

         Q. The documents and instruments described in A to P herein above, as well as all other documents executed in connection with the Loan and the Bridge Loan, are collectively hereinafter referred to as the "Loan Documents".

         R. The Borrower represents and certifies that the Guarantors are all wholly or partially owned subsidiaries of Borrower (collectively the "Subsidiaries").

         S. Certain events of default have occurred and are continuing under the Loan Documents, including, but not limited to (i) at the present time Borrower is in default under the terms of the Credit Agreement and Promissory
Note in that Borrower has failed to make certain principal payments that were due on or before October 1, 2000 and January 1, 2001; (ii) Borrower has defaulted on its financial performance as required under the Credit Agreement in that the following financial covenants (as defined in the Credit Agreement) have been breached: Minimum Net Worth, Total Debt Service Coverage Ratio, Leverage, Minimum EBITDA, Interest Coverage and Debt to Capitalization; (iii) the Bridge Loan Note matured on August 30, 2000 and remains unpaid; and the Lawsuit (hereinafter defined).

         T. Borrower and the Guarantors have requested that the Lender forbear from exercising its rights and remedies under the Loan Documents for a period of time specified herein in reliance upon the agreements, covenants, representations and warranties of the Borrower and Guarantors herein and for other consideration.

         U. Horizon Acquisition Corp. acknowledges that it has and continues to receive direct and indirect benefits from the financial accommodations made by the Lender to Borrower under the Credit Agreement and Loan Documents and will receive direct and indirect benefits from the execution of this Agreement and, accordingly, is willing to continue to guaranty the Borrower's obligations to the Lender on the terms and conditions contained in the Guaranty and to pledge its assets to the Lender on the terms and conditions set forth in the Loan Documents.

         V. Strato/Infusaid, Inc. acknowledges that it has and continues to receive direct and indirect benefits from the financial accommodations made by the Lender to Borrower under the Credit Agreement and Loan Documents and will receive direct and indirect benefits from the execution of this Agreement and, accordingly, is willing to continue to guaranty the Borrower's obligations to the Lender on the terms and conditions contained in the Guaranty and to pledge its assets to the Lender on the terms and conditions set forth in the in the Loan Documents.

         W. Stepic Corporation acknowledges that it has and continues to receive direct and indirect benefits from the financial accommodations made by the Lender to Borrower under the Credit Agreement and will receive direct and indirect benefits from the execution of this Agreement and, accordingly, is willing to continue to guaranty the Borrower's obligations to the Lender on the terms and conditions contained in the Guaranty and to pledge its assets to the Lender on the terms and conditions set forth in the Loan Documents.

                                   AGREEMENT:

         For and in consideration of the mutual covenants herein, Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantors, Lender and Agent agree as follows:

         1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

         2. No Waiver. The execution, delivery and performance of this Agreement by Lender and the acceptance by Lender of performance of Borrower and Guarantors hereunder (a) shall not constitute a waiver or release by Lender of any default that may now or hereafter exist under the Loan Documents, (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, Lender's rights at any time in the future to exercise any and all rights conferred upon Lender by the Loan Documents or otherwise at law or in equity, including but not limited to the right to institute collection or arbitration proceedings against Borrower and/or Guarantors and/or to exercise any right against any other person or entity not a party to this Agreement.

         3. Forbearance. So long as this Agreement is not terminated earlier as provided herein, Lender agrees not to foreclose or initiate or continue any foreclosure action or effort with respect to any collateral securing either the Note or the Bridge Note, institute suit or arbitration proceedings for collection of the Note or the Bridge Note against Borrower, Guarantors, Hunt or Hunt L.L.L.P., or exercise any other remedies available to it under the Loan Documents or under applicable law from the Effective Date until the earlier of March 31, 2002 or the time at which this Agreement is terminated pursuant to paragraph 5 below (the "Termination Date"). The period of time from the Effective Date through the Termination Date shall be referred to as the "Forbearance Period". If all amounts due and owing under the Loan Documents are not paid in full on or before the Termination Date, then Lender may seek to foreclose upon any collateral securing the Note or the Bridge Note and to exercise any other remedies to which Lender may be entitled under the Loan Documents or applicable law to collect amounts due under the Loan Documents. Borrower and Guarantors agree that neither Borrower nor Guarantors will, during the Forbearance Period, initiate any action of any kind against Lender with respect to the Loan Documents, exercise any remedy available under the Loan Documents or otherwise, or make any type of demand upon Lender with respect to the Note or the Bridge Note, except for requests for advancement of funds under the Working Capital Loans subject to the provisions set forth in the Credit Agreement of this Agreement.

         4.       Payment and Performance Obligations.

                  (a) Payments at Closing. Contemporaneously with the execution of this Agreement, Borrower shall pay to Lender (i) a payment of $46,713.86 for Lender's unreimbursed attorney's fees, title charges and expenses incurred to date, and (ii) a payment of $10,000 as a forbearance and restructuring fee.

                  (b) Note Modifications. Borrower agrees to pay any accrued and unpaid interest on the Note on the first day of each month commencing on April 1, 2001 and continuing on the same day of each successive month thereafter during the Forbearance Period. Borrower agrees to make additional monthly principal payments to Lender of $135,000.00 each month on the Note to be applied as payment on the Acquisition Loans (as defined in the Credit Agreement), beginning on May 15, 2001, and continuing on the 15th day of each month thereafter during the Forbearance Period. Such payments will be applied in the Lender's sole discretion. In addition, on the 90th day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2000, there shall be due and payable and the Borrower shall prepay on the Acquisition Loans an amount equal to 100% of the Excess Cash Flow (as defined in the Credit Agreement), except as modified by the Schedule (hereinafter defined) for such Fiscal Year. Interest will continue to accrue and shall be computed on the outstanding principal balance of the Note from time to time during the Forbearance Period at the Bank of America Prime Rate plus two and one half percent (2.5%) per annum effective upon the Effective Date. Upon a Termination Event (hereinafter defined), interest will accrue at the interest rate then in effect plus six percent (6%). Except as modified above, all other terms and conditions of the Note, Credit Agreement and Loan Documents shall remain unchanged.

                  (c) Bridge Note Modifications. Borrower agrees to pay any accrued and unpaid interest on the Bridge Note on the first day of each month commencing on April 1, 2001 and continuing on the same day of each successive month thereafter through and including November 1, 2001. Borrower agrees to make, or cause to be made, principal payments to Lender of $300,000 each on the Bridge Note on or before May 31, 2001 and on or before August 31, 2001. On or before November 30, 2001, the balance of all principal, interest and fees due and owing on the Bridge Note is and shall be due and payable in full. Interest will continue to accrue and shall be computed on the outstanding principal balance of the Bridge Note from time to time during the Forbearance Period at the Bank of America Prime Rate plus two and one half percent (2.5%) per annum effective upon the Effective Date. Upon a Termination Event, interest will accrue at the interest rate then in effect plus six percent (6%). Except as modified above, all other terms and conditions of the Bridge Note, Credit Agreement and Loan Documents shall remain unchanged.

         5. Termination of this Agreement. This Agreement will terminate upon the expiration of the Forbearance Period, unless terminated earlier by Lender, at Lender's sole option, upon the occurrence of any of the following (collectively, the expiration of the Forbearance Period or the termination of this Agreement pursuant to this paragraph shall be a "Termination Event" thereby allowing Lender to terminate this Agreement):

                  (a) Borrower and/or any of the Guarantors files a (i) petition for bankruptcy under any chapter of the Federal Bankruptcy Code, or
(ii) an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code is filed against Borrower and/or any Guarantors and is not dismissed for a period of 60 or more days (unless and until an order for relief is entered thereon).

                  (b) An Event of Default occurs under the Loan Documents on or after the Effective Date, which is a failure by Borrower to timely pay any scheduled principal or interest payment under the Loan Documents when due as such obligations have been modified herein.

                  (c) An Event of Default occurs under the Loan Documents (other than as set forth in b above) on or after the Effective Date, including but not limited to a payment or performance default by Borrower or Guarantors thereunder, other than a violation of the Financial Covenants set forth in
Article VI of the Credit Agreement or a violation of certain sections of the Credit Agreement as a result of the lawsuit disclosed to Lender on Exhibit "A" hereto or as a result of the failure of Borrower to make a scheduled April 3, 2001 payment on the Ideas for Medicine, Inc. $6,050,054.00 Subordinated Promissory Note, dated October 9, 2000.

                  (d) Borrower or Guarantors breach or default in performance of any covenant or agreement contained in this Agreement.

                  (e) Violation of any of the following financial covenants during the Forbearance Period:

                           (1) Minimum Net Worth. At no time during the Forbearance Period will Borrower permit the Minimum Net Worth to be less than $20,000,000.

                           (2) Capital Expenditures. The aggregate amount of Capital Expenditures for any Fiscal Year shall not exceed $500,000.

                           (3) Total Debt Service Coverage Ratio. The Borrower shall not permit the ratio on the last day of any month of (i) Consolidated Free Cash Flow to (ii) Total Debt Service, in each case for the twelve-month period then ended to be less than the following:

                  Months                                    Ratio
                  -------------------------------------------------
                  March - September    2001             .35 to 1.00
                  October - December   2001             .45 to 1.00
                  January - March      2002             .70 to 1.00

                           (4) Leverage. At no time shall the ratio of (i) Consolidated Total Debt at such time to (ii) Adjusted EBITDA for the twelve-month period then most recently ended, exceed the ratio set forth below for the following periods:

                  Months                                      Ratio
                  -----------------------------------------------------
                  March - July          2001              15.75 to 1.00
                  August - October      2001              13.75 to 1.00
                  November 2001 - March 2002              10.00 to 1.00

                           (5) Minimum EBITDA. At no time during any period specified below shall EBITDA for the twelve consecutive months then most recently ended be less than the corresponding amount set forth below:

                  Months                                    Amount
                  --------------------------------------------------
                  March - June       2001                 $3,450,000
                  July - September   2001                 $3,600,000
                  October - December 2001                 $3,850,000
                  January - March    2002                 $5,000,000

                           (6) Interest Coverage. The Borrower shall not permit the ratio, calculated on the last day of any month for the period of twelve months then most recently ended, of (i) Consolidated Free Cash Flow to (ii) the aggregate interest charges incurred by the Company and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expenses in accordance with GAAP and the portion of the debt or premium (but not expenses of issuance) that shall be amortized in such period, to be less than the ratio set forth below for the period in which the last day of such calendar month shall occur:

                  Months                                  Ratio
                  -------------------------------------------------
                  March - June       2001              0.40 to 1.00
                  July - September   2001              0.45 to 1.00

                  October - December 2001              0.60 to 1.00
                  January - March    2002              0.90 to 1.00

                           (7) Debt to Capitalization. The ratio of (i) Consolidated Total Debt to (ii) Consolidated Capitalization shall not exceed 75%.

                  (f) Borrower and the Guarantors fail to execute and deliver or fail to cause Marshall Hunt to execute and deliver to the Lender, within thirty (30) days from the date hereof, documentation and a title certificate in form and content satisfactory to the Lender and to Lender's counsel for purposes of creating a first priority perfected security interest in a 1982 Hatteras 55' Sports Fisherman boat of Marshall Hunt with an estimated fair market value of $400,000.00 to further secure the Bridge Note and Bridge Loan. If the boat of Marshall Hunt is sold by Marshall Hunt prior to perfection of Lender's security interest and Borrower and Guarantors fail to cause Marshall Hunt to seek Lender's prior written consent to such sale and the proceeds of such sale are not applied to the outstanding balance of the Bridge Note.

                  (g) Borrower and the Guarantors fail within thirty (30) days after the Effective Date to furnish Lender with a Mortgage to secure the Note covering each parcel of real property in which the fee is owned by the Borrower or any of the Guarantors (the "Real Property"), together with an ALTA extended coverage lender's policy of title insurance in a policy amount equal to 100% of the greater of (i) purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (ii) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Borrower's or Guarantors' interest in the Real Property covered thereby, subject only to such exceptions as are satisfactory to the Lender, together with an ALTA survey with respect to each parcel of the Real Property acquired (other than an office condominium), in form and substance reasonably satisfactory to the Lender, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Lender, and shall be issued by a title company acceptable to the Lender. Attached to the policy shall be any and all endorsements reasonably required by the Lender, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other maters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Real Property is located, (d) an endorsement ensuring that the Real Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a continguity endorsement, (g) a survey and "same as" endorsement and (h) an endorsement deleting the so-called "doing business" exclusion.

                  (h) Borrower or any Guarantors fail to fully cooperate with, and comply in all respects with any demands related to borrowing base audits to be conducted quarterly by Lender or its agents and to provide any and all information necessary to comply with monitoring of its accounts receivable and inventory which comprise of

Borrower's borrowing base. Any and all costs, fees and expenses related to the foregoing audit and monitoring shall be borne solely at Company's expense and shall be promptly reimbursed to Lender, at its request.

                  (i) Borrower fails to execute, deliver and grant to the Lender, within sixty (60) days from the Effective Date, warrants in Borrower in an amount sufficient to constitute a three percent (3%) ownership interest in Borrower. The strike price for the shares shall be $0.05 per share and shall be exercisable by Lender at any time during a three (3) year period from issuance without regard to the status of the Loan or the Bridge Loan. Other than stock sold to Lender pursuant to the warrants, Borrower fails to sell shares of stock for their fair market value or if Borrower sells shares of stock for less than their fair market value, Borrower fails to provide Lender with dilution protection.

                  (j) Borrower fails to successfully hire on or before June 30, 2001 a new Chief Operating Officer to manage the day-to-day operations of Borrower and report to the Board of Directors.

                  (k) Borrower fails to fully cooperate with, and comply in all respects with any demands related to the operational review being conducted by Osnos Associates or its successors and to furnish to Lender or its agents or consultants any information, reports, statements or other documentation respecting the business operations and financial condition of Borrower and its Subsidiaries respectively, from time to time, as may be reasonably requested. Any and all costs, fees and expenses related to the foregoing review of operations shall be borne solely at Borrower's expense and shall be promptly reimbursed to Lender, at its request.

                  (l) Borrower uses Lender's collateral for the repayment of principal debt or other indebtedness to junior lien holders and subordinated debt holders outside of the schedule (the "Schedule") presented to Lender, a copy of which is attached hereto as Exhibit "B".

                  (m)      On or before May 1, 2001, Borrower fails to either
(i) sell the assets of the Ideas for Medicine product line upon terms acceptable to Lender or (ii) obtain an agreement from Ideas for Medicine, Inc. providing for the deferral of all payments under the $6,050,054.00 Subordinated Promissory Note, dated October 9, 2000, through the Termination Date.

         6. Amendment to Credit Agreement. Section 2.01(b) of the Credit Agreement is hereby amended to read as follows:

                  (b)(i) Working Capital Loans shall be available for the working capital needs of the Company and its Subsidiaries. The sum of Working Capital Loans and Working Capital Letter of Credit Liabilities shall not at any time exceed in aggregate principal amount outstanding the least of (said amount, the "Working Capital Availability"):

                           (A) the Working Capital Sublimit of Ten Million Dollars ($10,000,000) less any Letter of Credit Liabilities less any permanent reductions to the Working Capital Sublimit as a result of sales of any Collateral approved by Lender in its sole discretion;

                           (B)      an amount equal to the Borrowing Base; and

                           (C) the Revolving Credit Commitment then in effect, less the aggregate principal amount of Acquisition Loans and Acquisition Letter of Credit Liabilities then outstanding.

                  (ii) Each Working Capital Loan shall be in an aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof. No more than two Working Capital Loans shall be made within any month.

         7. Acknowledgment of Default and Amounts Due. Lender, Borrower and Guarantors acknowledge that (a) the aggregate outstanding unpaid balance of the Note (including outstanding principal and accrued, unpaid interest) as of March 22, 2001 for the revolver is $3,314,218.26, of which $3,295,406.22 represents outstanding principal, and $18,812.04 represents accrued unpaid interest and for the term/acquisition facility is $39,664,437.69, of which $39,443,038.98 represents outstanding principal and $221,398.71 represents accrued, unpaid interest, (b) the aggregate outstanding unpaid balance of the Bridge Note (including outstanding principal and accrued, unpaid interest) as of March 22, 2001 is $905,135.14, of which $900,000.00 represents outstanding principal, and $5,135.14 represents accrued unpaid interest, (c) due to the Borrower's failure to comply with the terms of the Loan Documents, the outstanding obligations under the Note and the Bridge Note have been accelerated and are due and payable in full, and (d) Borrower and Guarantors now owe Lender for statutory attorney's fees and expenses in accordance with O.C.G.A. ss. 13-1-11 subject to the provisions of paragraph 11 below which provide for a waiver of statutory attorney's fees (but not actual attorney's fees) upon the satisfaction of certain conditions subsequent. Borrower and Guarantors waive any and all rights to other notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit or arbitration proceedings against any party, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices whatsoever regarding the Loan Documents, and further waive any claims that any notices previously given are insufficient for any reason.

         8. Limitation on Interest. No provision of this Agreement, any of the Loan Documents, or any instrument evidencing or securing the Note or the Bridge Note, or otherwise relating to the indebtedness evidenced by the Loan Documents, shall require the payment or permit the collection, application or receipt of interest in excess of the maximum rate permitted by applicable state or federal law. If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any Guarantors nor their respective heirs, personal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable to the Loan Documents. In the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note or the Bridge Note, as applicable, and, if upon such application the principal balance of the Note or the Bridge Note, as applicable are paid in full, any remaining excess shall be paid forthwith to Borrower and the provisions of the Loan Documents and any demand or other charging document shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as otherwise to permit the recovery of the fullest amount called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest allowed to be charged by applicable law, Borrower and Lender shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the respective Loan so that the amount or rate of interest charged for any and all periods of time during the term of the Loan is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to "applicable law" for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

         9. Representations and Warranties. In order to induce Lender to execute, deliver, and perform this Agreement, Borrower and Guarantors warrant and represent to Lender that:

                  (a) this Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person;

                  (b) this Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

                  (c) no action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted by or threatened against Borrower or any Guarantors;

                  (d) the execution of this Agreement by Borrower and Guarantors and the performance by Borrower and Guarantors of their obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which any of them is a party;

                  (e) all information which is material to understanding the present financial condition of the Borrower or Guarantors which was provided by Borrower and Guarantors to Lender prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, to the best of Borrower's and Guarantors' knowledge, true and correct in all material respects and were, except as disclosed to Lender, prepared in accordance with GAAP. Borrower and Guarantors recognize and acknowledge that Lender is entering into this Agreement based in part on the financial information provided to Lender by each of them and that the truth and correctness of that financial information is a material inducement to Lender in entering into this Agreement. During the term of this Agreement, Borrower and Guarantors agree to advise Lender promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Lender;

                  (f) this Agreement and the Loan Documents constitute the entire agreement among Lender, Guarantors and Borrower with respect to this matter.

         10. Waiver of Claims and Release. Borrower and Guarantors warrant and represent to Lender that the Note or the Bridge Note are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and Borrower and Grantors hereby ratify and reaffirm their obligations under the Loan Documents; and Borrower and Guarantors hereby release and discharge Lender and its predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as "Affiliates"), jointly and severally from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort or in contract by Borrower or any Guarantors or subsidiaries and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement which they had, may have or claim to have against Lender or Affiliates. Moreover, Borrower and Guarantors and subsidiaries, jointly and severally, waive any and all claims now or hereafter arising from or related to any delay by Lender or Affiliates in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing any collateral securing any of the Note or the Bridge Note.

         11. Expenses. Borrower agrees to pay to Lender, upon receipt of Lender's invoice, all costs, expenses and attorneys' fees incurred by Lender in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Lender's rights in a case arising under Title 11, United States Code. Borrower agrees to pay Lender, upon receipt of Lender's invoice, all costs, expenses and attorneys' fees incurred by Lender in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder). In the event the Loan is paid in full before the earlier to occur of a Termination Event or the Termination Date, Lender will waive the payment of statutory, but not actual, attorney's fees. In the event this Agreement is terminated, Borrower acknowledges that statutory attorney's fees of ten percent (10%) of all sums owed by Borrower to Lender are due and payable in full.

         12. Setoff. Upon the occurrence and during the continuance of any default hereunder, the Lender (or any of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by the Lender irrespective of whether the Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

         13.      Bankruptcy.

                  (a) In entering into this Agreement, Borrower, Guarantors and Lender hereby stipulate, acknowledge and agree that Lender gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of Borrower and Guarantors as contained herein and that Lender would not have entered into this Agreement but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by Lender in good faith, the breach of which by Borrower or Guarantors in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. ss. 1112(b).

                  (b) As additional consideration for Lender agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Note and in the Loan Documents, including but not limited to the institution of foreclosure proceedings, Borrower and Guarantors agree that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. ss. 101, et seq.) is filed by or against Borrower or Guarantors at any time after the execution of this Agreement, Lender shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Lender complete relief from the automatic stay imposed by ss. 362 of the Bankruptcy Code (11 U.S.C. ss.
362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Borrower and Guarantors specifically agree (i) that upon filing a motion for relief from the automatic stay, Lender shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Lender to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss. 362(d)(1) of the Bankruptcy Code (11 U.S.C. ss. 362(d)(1)); and (iii) that Borrower and Guarantors will not directly or indirectly oppose or otherwise defend against Lender's efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrower or Guarantors from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Lender's rights under the Loan Documents, this Agreement or under any law.

         All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Lender entering into this Agreement.

         14.      Miscellaneous.

                  (a) This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one
(1) agreement and any facsimile version of the signatures on the Agreement shall be deemed to be originals; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

                  (b) Any future waiver, alteration, amendment or modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents, or this Agreement can be modified orally, by course of dealing or by implied agreement. Moreover, any delay by Lender in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Borrower or Guarantors as a release or waiver of the default.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

                  (d) The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND FEDERAL LAW, AS APPLICABLE.

                  (f) The warranties and representations of the parties in this Agreement shall survive the termination of this Agreement.

                  (g) The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented by counsel and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship.

                  (h) For purposes of this Agreement and the Loan Documents, the addresses for notice to Borrower, Guarantors and Lender are as follows:

                           BORROWER:

                           Seven North Parkway Square
                           4200 Northside Parkway
                           Atlanta, Georgia 30327

                           GUARANTORS:

                           Seven North Parkway Square
                           4200 Northside Parkway
                           Atlanta, Georgia 30327

                           LENDER:

                           Bank of America, N.A.
                           101 North Tryon Street
                           NC1-001-13-26
                           Charlotte, North Carolina 28255
                           Attn:  Mr. Tom Elkins

         Notice shall be in writing, and shall be deemed to have been given (i) 72 hours after being sent by certified or registered mail, return receipt requested, postage prepaid and addressed as set forth above; or (ii) if by personal delivery (a) to Borrower or Guarantors, when personally delivered to Borrower or Guarantors or any other officer, partner, agent or employee of such Borrower or Guarantors at its respective address set forth above, or (b) if to Lender, when personally delivered to an officer of the Commercial Lender Special Assets Department of Lender at the address set forth above or (iii) if by facsimile, upon transmission and receipt. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice. Borrower, Guarantors and Lender may change such address by sending written notice to the other in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof. The parties hereto agree that any notice sent to the Borrower or Guarantors shall be deemed notice to all general partners in the event that the Borrower or Guarantors is a partnership.

         15. FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED under seal as of the Effective Date.


                                             BORROWER:

                                             HORIZON MEDICAL PRODUCTS, INC.


Signed, sealed and delivered                 By: /s/ William E. Peterson, Jr.
in the presence of:                             --------------------------------
                                             Name:  William E. Peterson, Jr.
                                                  ------------------------------
                                             Title: President
/s/ Nat G. Slaughter III                           -----------------------------
-----------------------------
Unofficial Witness

/S/ Lluviscela Hollingsworth                           (CORPORATE SEAL)
-----------------------------
Notary Public

My commission expires: June 29, 2004

[NOTARIAL SEAL]

                    [signatures continued on following pages]

                                             GUARANTORS:


                                             HORIZON ACQUISITION CORP.


Signed, sealed and delivered                 By: /s/ William E. Peterson, Jr.
in the presence of:                             --------------------------------
                                             Name: William E. Peterson, Jr.
                                                  ------------------------------
                                             Title: President
/s/ Nat G. Slaughter III                          -----------------------------
-------------------------------------
Unofficial Witness

/s/ Lluviscela Hollingsworth                           (CORPORATE SEAL)
-------------------------------------
Notary Public

My commission expires: June 29, 2004

[NOTARIAL SEAL]

                                             STRATO/INFUSAID, INC.


Signed, sealed and delivered                 By: /s/ William E. Peterson, Jr.
in the presence of:                             --------------------------------
                                             Name: William E. Peterson, Jr.
                                                  ------------------------------
                                             Title: Executive VP
/s/ Nat G. Slaughter III                          -----------------------------
-------------------------------------
Unofficial Witness

/s/ Lluviscela Hollingsworth                               (CORPORATE SEAL)
-------------------------------------
Notary Public

My commission expires: Junes 29, 2004

[NOTARIAL SEAL]

                                             STEPIC CORPORATION


Signed, sealed and delivered                 By:  /s/ William E. Peterson, Jr.
in the presence of:                             --------------------------------
                                             Name:   William E. Peterson, Jr.
                                                  ------------------------------
                                             Title: President
 /s/ Nat G. Slaughter III                          -----------------------------
----------------------------
Unofficial Witness

/s/ Lluviscela Hollingsworth                           (CORPORATE SEAL)
----------------------------
Notary Public

My commission expires:

[NOTARIAL SEAL]

                                             LENDER AND AGENT:

                                             BANK OF AMERICA, N.A., successor to
                                             BANC OF AMERICA COMMERCIAL FINANCE
                                             CORPORATION

Signed, sealed and delivered                 By: /s/ Thomas J. Elkins
in the presence of:                             --------------------------------
                                             Name: Thomas J. Elkins
                                                  ------------------------------
                                             Title: Sr. Vice President
                                                   -----------------------------
----------------------------
Unofficial Witness

                                                         (BANK SEAL)
----------------------------
Notary Public

My commission expires:

[NOTARIAL SEAL]

                                   EXHIBIT "A"

                                     LAWSUIT

Steven Picheny and Howard Fuchs v. Horizon Medical Products, Inc., United States District Court for the Southern District of New York, file number 01CV-1151.

                                   EXHIBIT "B"

                                    SCHEDULE

         Payments by Borrower to Stepic shareholders in the aggregate of $10,000 per month from April 1, 2001 through February 10, 2002 plus accrued interest through February 10, 2002.